UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2016

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	2
Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits	2
Signatures		3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Tejon Ranch Co. has appointed Michael R.W. Houston as Senior Vice President and General Counsel. Mr. Houston will join the Company on May 9, 2016, and will oversee all of the Company’s legal work.

Mr. Houston is currently the City Attorney for the City of Anaheim, California, a position he’s held since 2013. He has extensive experience in corporate governance, municipal law, real estate, land use and environmental issues.

Prior to being appointed as City Attorney in Anaheim, Mr. Houston was a partner at the law firm of Cummins & White, Newport Beach, CA (2011 – 2013), and also served as a partner at Rutan & Tucker, LLP, Costa Mesa, CA (2003 – 2011).

Mr. Houston’s areas of legal practice have included: Municipal/Public Agency Law; Corporate/Nonprofit Governance; Real Estate, Land Use & Environmental; and Political Law & Government Ethics. He has also served as outside General Counsel for the Anaheim Transportation Network and the 38,000-member California Rifle & Pistol Associate, a nonprofit advocacy agency.

Mr. Houston earned a bachelors degree from Chapman University and his Juris Doctorate from Vanderbilt University School of Law.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

99.1 Press Release of the Company dated March 15, 2016, announcing the Company’s appointment of a new Senior Vice President and General Counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2016	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

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